UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2019

CANCER GENETICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Route 17 North 2nd Floor, Rutherford, New Jersey 07070

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (201) 528-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 29, 2019, Cancer Genetics, Inc. (the “Company”) received written notice from the Listing Qualifications Staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it was required to seek stockholder approval of the execution of the Credit Agreement, dated September 18, 2018 (the “Novellus Credit Agreement”), between the Company and NovellusDx Ltd. (“Novellus”), under which the Company was advanced $1.5 million, the outstanding balance of which, including interest, is convertible, at the option of Novellus, into shares of the Company’s common stock (the “Common Stock”) at a conversion price of $0.606 per share, due to the potential for the Company, upon a conversion of such outstanding balance, with interest, to be required to issue Common Stock at a discount to the market price of the Common Stock on the day of execution of such agreement in excess of 20% of the pre-transaction outstanding shares of Common Stock, pursuant to Nasdaq Listing Rule 5635(d) (the “Approval Requirement”). The obligation was convertible into 2,475,248 shares (or approximately 8.9% of the Company’s outstanding Common Stock) on the date of entry into the Novellus Credit Agreement. The Company had contemplated that the Novellus Credit Agreement would be paid off or otherwise retired in advance of any time at which the outstanding balance under such agreement could have been convertible into Common Stock in excess of the 20% threshold, due to both the proposed merger agreement with Novellus, dated September 18, 2018 and the Novellus Credit Agreement having end dates of March 31, 2019. However, as such merger agreement was terminated in December 2018 before shareholder approval was sought, the Company potentially may be required to issue shares of Common Stock upon conversion under such agreement in excess of such threshold at a future date.

Nasdaq’s notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market. Under Nasdaq Listing Rule 5810(c)(2)(C), the Company has 45 calendar days from January 29, 2019, or March 15, 2019, to submit to Nasdaq a plan to regain compliance with the Approval Requirement. If Nasdaq accepts the Company’s plan, Nasdaq may grant an extension of up to 180 calendar days from January 29, 2019, or July 28, 2019, to regain compliance. If Nasdaq does not accept the Company’s plan, the Company will have the right to appeal such decision to a Nasdaq hearings panel.

The Company intends to submit to Nasdaq, within the requisite period, a plan to regain compliance with the Approval Requirement. There can be no assurance that Nasdaq will accept the Company’s plan or that the Company will be able to regain compliance with the Approval Requirement or maintain compliance with any other Nasdaq requirement in the future.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, and the opposites of such words, although some forward-looking statements are expressed differently. Forward-looking statements involve known and unknown risks and uncertainties that exist in the Company’s operations and business environment, which may be beyond the Company’s control, and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward- looking statements. The risks and uncertainties referred to above include, but are not limited to, risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017 and quarterly reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018. These risks could cause actual results to differ materially from those expressed in any forward- looking statements made by, or on behalf of, the Company. Forward-looking statements represent the judgment of management of the Company regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable at the time that they are made, the Company can give no assurance that such expectations will prove to be correct. Unless otherwise required by applicable law, the Company assumes no obligation to update any forward-looking statements, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cancer Genetics, Inc.

Date: February 1, 2019		/s/ John. A Roberts
	Name:	John A. Roberts
	Title:	Chief Executive Officer